Exhibit 99.1

          iPayment Announces Results for Second Quarter 2006

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Aug. 15, 2006--iPayment, Inc. ("iPayment") today announced financial results for the second quarter and six months ended June 30, 2006. iPayment consummated a merger transaction on May 10, 2006 (the "Transaction"), whereby iPayment Holdings, Inc., an entity owned by Greg Daily, iPayment's Chairman and CEO, Carl Grimstad, iPayment's President, and certain parties related to them acquired all of the outstanding stock of iPayment at a price of $43.50 per share. The Transaction was funded by $515.0 million of term loans, $2.8 million borrowed under a new revolving credit facility, $202.2 million of net proceeds from senior subordinated notes due in 2014 and $170.0 million of equity investments. Uses of these funds included $800.0 million for the purchase of the outstanding shares of iPayment's common stock, $70.0 million to pay down the entire outstanding balance of iPayment's previous revolving credit facility, and $20.0 million to pay transaction costs at closing. As a result of the Transaction, iPayment's assets were revalued causing an increase in intangible assets of $72.4 million and an increase in goodwill of $356.8 million.
    In accordance with generally accepted accounting principles in the United States, or GAAP, consolidated financial statements are required to present results of operations, financial position and cash flows prior to the date of the Transaction as "Predecessor," and the results of operations, financial position and cash flows after the date of the Transaction as "Successor." Our Consolidated Financial Statements have not aggregated our Predecessor results with our Successor results and, accordingly, do not show results of operations or cash flows for the three or six months ended June 30, 2006. However, in order to facilitate an understanding of our results of operations for the three and six months ended June 30, 2006, in comparison with the three and six months ended June 30, 2005, in this press release our Predecessor results and our Successor results are presented and discussed on a combined basis. The combined results of operations are non-GAAP financial measures and should not be used in isolation or substitution of the Predecessor and Successor results.
    Combined revenues increased to $189,162,000 for the second quarter of 2006 from $181,138,000 for the second quarter of 2005. Combined revenues, net of interchange, were $79,427,000 for the second quarter of 2006 compared with $75,107,000 for the second quarter of 2005. Combined net loss was $5,809,000 for the second quarter of 2006, compared to net income of $7,729,000 for the second quarter of 2005, while combined adjusted EBITDA increased to $28,685,000 from $25,592,000. Please see footnote (4) on page 7 of the following tables for a reconciliation of EBITDA and adjusted EBITDA to net income. Results for the second quarter of 2006 included other expense of $6,401,000, principally incurred in connection with the Transaction, and $7,140,000 of share-based compensation, included in selling, general and administrative expenses, related to the adoption of FAS 123R on January 1, 2006, and the accelerated vesting of certain stock options and restricted stock at the closing of the merger transaction on May 10, 2006. Adjusted EBITDA excludes these amounts. Net loss for the quarter was also impacted by an increase in the effective tax rate due to approximately $5.5 million of costs related to the Transaction which were non-deductible for tax purposes.

    iPayment's management will hold a conference call to discuss the second-quarter results on Wednesday, August 16, 2006, at 10:30 a.m. (Eastern Time). To listen to the call, participants should dial 913-981-4912 approximately 10 minutes prior to the start of the call. A telephonic replay will become available after 1:00 p.m. (Eastern
Time) on Wednesday, August 16, 2006, and will continue through Wednesday, August 23, 2006, by dialing 719-457-0820 and entering Confirmation Code 3434355.
    The live broadcast of iPayment's quarterly conference call will be available online at www.ipaymentinc.com or www.earnings.com on Wednesday, August 16, 2006, at 10:30 a.m. (Eastern Time). The online replay will become available after 1:00 p.m. (Eastern Time) and will continue through Wednesday, August 23, 2006.

    iPayment, Inc. is a provider of credit and debit card-based payment processing services to over 140,000 small merchants across the United States. iPayment's payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions, including transactions over the internet or by mail, fax or telephone.

    Information in this press release may contain "forward-looking statements" about iPayment, Inc. These statements involve risks and uncertainties and are not guarantees of future results, performance or achievements, and actual results, performance or achievements could differ materially from the Company's current expectations as a result of numerous factors, including but not limited to the following: acquisitions; liability for merchant chargebacks; restrictive covenants governing the Company's indebtedness; actions taken by its bank sponsors; migration of merchant portfolios to new bank sponsors; the Company's reliance on card payment processors and on independent sales organizations; changes in interchange fees; risks associated with the unauthorized disclosure of data; imposition of taxes on Internet transactions; actions by the Company's competitors; and risks related to the integration of companies and merchant portfolios the Company has acquired or may acquire. These and other risks are more fully disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K for 2005. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.


                            iPayment, Inc.
                Consolidated Statements of Operations
                            (in thousands)

                         Period from      Period from   Three months
                           May 11 to       April 1 to       ended
                         June 30, 2006    May 10, 2006  June 30, 2006
                        ----------------------------------------------
                           Successor      Predecessor    Combined (1)
                          (Unaudited)     (Unaudited)     (Unaudited)

Revenues                $      107,549  $       81,613  $     189,162

Interchange                     62,389          47,346        109,735
Other costs of services         32,424          24,656         57,080
Selling, general and
 administrative                  2,322           8,800         11,122
                        --------------- --------------- --------------
  Total operating
   expenses                     97,135          80,802        177,937
                        --------------- --------------- --------------
Income from operations          10,414             811         11,225
Other expense:
  Interest expense, net          8,602           3,380         11,982
  Other                            551           5,850          6,401
                        --------------- --------------- --------------
Income (loss) before
 income taxes and
 minority interest               1,261          (8,419)        (7,158)
Income tax provision
 (benefit)                         492          (1,475)          (983)
Minority interest in
 equity of consolidated
 subsidiaries                      193             173            366
                        --------------- --------------- --------------
Net income (loss)       $          962  $       (6,771) $      (5,809)
                        =============== =============== ==============


                          Period from     Period from     Six months
                            May 11 to     January 1 to      ended
                          June 30, 2006   May 10, 2006   June 30, 2006
                        ----------------------------------------------
                           Successor      Predecessor    Combined (1)
                          (Unaudited)     (Unaudited)     (Unaudited)

Revenues                $      107,549  $      252,514  $     360,063

Interchange                     62,389         145,459        207,848
Other costs of services         32,424          78,006        110,430
Selling, general and
 administrative                  2,322          13,420         15,742
                        --------------- --------------- --------------
  Total operating
   expenses                     97,135         236,885        334,020
                        --------------- --------------- --------------
Income from operations          10,414          15,629         26,043
Other expense:
  Interest expense, net          8,602           5,229         13,831
  Other                            551           6,729          7,280
                        --------------- --------------- --------------
Income before income
 taxes and minority
 interest                        1,261           3,671          4,932
Income tax provision               492           3,343          3,835
Minority interest in
 equity of consolidated
 subsidiaries                      193             522            715
                        --------------- --------------- --------------
Net income              $          962  $          850  $       1,812
                        =============== =============== ==============


(1) - Represents aggregate Successor and Predecessor results for the period presented. The combined results are non-GAAP financial measures and should not be used in isolation or substitution of the Predecessor and Successor results.


                            iPayment, Inc.
                      Consolidated Balance Sheets
                            (in thousands)

                                              June 30,    December 31,
Assets                                          2006         2005
                                            ------------ -------------
                                             (Unaudited)
Current assets:
  Cash and cash equivalents                 $       189  $      1,023
  Accounts receivable, net                       20,778        22,718
  Prepaid expenses and other                      2,934         2,549
                                            ------------ -------------
    Total current assets                         23,901        26,290

Restricted cash                                   1,094         3,090
Property and equipment, net                       3,485         2,907
Intangible assets, net                          246,653       192,343
Goodwill, net                                   488,206       105,178
Deferred tax assets                                   -         5,757
Other assets                                     19,684         5,416
                                            ------------ -------------
    Total assets                            $   783,023  $    340,981
                                            ============ =============

Liabilities and stockholders' equity

Current liabilities:
  Accounts payable                          $     4,400  $      1,697
  Income taxes payable                                -         4,697
  Accrued liabilities and other                  16,324        24,575
  Current portion of long-term debt               5,241             -
                                            ------------ -------------
    Total current liabilities                    25,965        30,969

Minority interest in (deficit) equity of
 consolidated subsidiaries                         (360)          431
Deferred tax liabilities                         16,943             -
Long-term debt, net of current portion          718,508       100,228
                                            ------------ -------------
    Total liabilities                           761,056       131,628
                                            ------------ -------------

Stockholders' equity:
  Common stock                                   19,602       155,870
  Deferred compensation                               -        (3,413)
  Accumulated other comprehensive gain            1,403             -
  Retained earnings                                 962        56,896
                                            ------------ -------------
    Total stockholders' equity                   21,967       209,353
                                            ------------ -------------
  Total liabilities and stockholders'
   equity                                   $   783,023  $    340,981
                                            ============ =============


                            iPayment, Inc.
                Consolidated Statements of Cash Flows
                            (in thousands)

                          Period from     Period from     Six months
                           May 11 to      January 1 to      ended
                         June 30, 2006    May 10, 2006   June 30, 2006
                         ---------------------------------------------
                            Successor     Predecessor    Combined (1)
                           (Unaudited)    (Unaudited)    (Unaudited)
Cash flows from
 operating activities:
   Net income            $         962  $         850  $        1,812
   Adjustments to
    reconcile net income
    to net cash provided
    by operating
    activities:
     Depreciation and
      amortization               2,378         17,279          19,657
     Stock-based
      compensation               3,253          4,466           7,719
     Noncash interest
      expense                       49          2,958           3,007
     Changes in assets
      and liabilities:
       Accounts
        receivable             (11,548)        13,488           1,940
       Prepaid expenses
        and other
        current assets              70           (461)           (391)
       Other assets              8,153         (6,017)          2,136
       Accounts payable
        and income taxes
        payable                  2,612         (4,444)         (1,832)
       Accrued
        liabilities and
        other                  (18,084)        20,322           2,238
                         -------------- -------------- ---------------
   Net cash (used in)
    provided by
    operating activities       (12,155)        48,441          36,286
                         -------------- -------------- ---------------

Cash flows from
 investing activities:
   Changes in restricted
    cash                           946          1,050           1,996
   Expenditures for
    property and
    equipment                     (490)          (587)         (1,077)
   Acquisitions of
    businesses,
    portfolios and other
    intangibles                   (287)          (524)           (811)
   Payments related to
    businesses
    previously acquired         (3,000)       (11,500)        (14,500)
                         -------------- -------------- ---------------
   Net cash used in
    investing activities        (2,831)       (11,561)        (14,392)
                         -------------- -------------- ---------------

Cash flows from
 financing activities:
   Net repayments on
    line of credit               7,500       (100,000)        (92,500)
   Proceeds received in
    exchange for
    ownership interest
    in Successor company         3,378              -           3,378
   Repayments of debt
    and capital lease
    obligations                 (1,303)           (28)         (1,331)
   Proceeds from
    issuance of debt,
    net of finance costs          (120)       701,165         701,045
   Cash paid to acquire
    common stock              (633,702)             -        (633,702)
   Proceeds from
    issuance of common
    stock                            -            382             382
                         -------------- -------------- ---------------
   Net cash (used in)
    provided by
    financing activities      (624,247)       601,519         (22,728)
                         -------------- -------------- ---------------

Net (decrease) increase
 in cash                      (639,233)       638,399            (834)
Cash and cash
 equivalents at
 beginning of period           639,422          1,023           1,023
                         -------------- -------------- ---------------

Cash and cash
 equivalents at end of
 period                  $         189  $     639,422  $          189
                         ============== ============== ===============


(1) - Represents aggregate Successor and Predecessor results for the period presented. The combined results are non-GAAP financial measures and should not be used in isolation or substitution of the Predecessor and Successor results.


                            iPayment, Inc.
                         Financial Highlights
                            (in thousands)

Combined Statements
 of Operations
                        Three months ended        Six months ended
                             June 30,                 June 30,
                     ------------------------ ------------------------
                        2006         2005        2006         2005
                     ----------- ------------ ----------- ------------
                       Combined   Predecessor   Combined   Predecessor
                          (1)                      (1)
                      (Unaudited) (Unaudited)  (Unaudited) (Unaudited)
Revenues             $  189,162  $   181,138  $  360,063  $   344,501

Interchange             109,735      106,031     207,848      203,452
Other costs of
 services                57,080       55,091     110,430      103,866
Selling, general and
 administrative (2)      11,122        4,676      15,742        8,200
                     ----------- ------------ ----------- ------------
  Total operating
   expenses             177,937      165,798     334,020      315,518
                     ----------- ------------ ----------- ------------
Income from
 operations              11,225       15,340      26,043       28,983
Other expense:
  Interest expense,
   net (3)               11,982        2,281      13,831        4,578
  Other                   6,401          496       7,280          577
                     ----------- ------------ ----------- ------------
(Loss) income before
 income taxes and
 minority interest       (7,158)      12,563       4,932       23,828
Income tax (benefit)
 provision                 (983)       4,900       3,835        9,293
Minority interest in
 equity of
 consolidated
 subsidiaries               366           66         715           66
                     ----------- ------------ ----------- ------------
Net (loss) income    $   (5,809) $     7,729  $    1,812  $    14,601
                     =========== ============ =========== ============


(1) - Predecessor and Successor results are presented on a combined basis in this table for the three and six months ended June 30, 2006. The combined results are non-GAAP financial measures and should not be used in isolation or substitution of the Predecessor and Successor results. See separate Predecessor and Successor results of operations on page 4 of this release.

(2) - The three and six months ended June 30, 2006, include $255,000 and $834,000, respectively, of stock-based compensation due to the adoption of FAS 123R on January 1, 2006. Those periods also include $6,885,000 related to the accelerated amortization of deferred compensation and accelerated vesting of stock options as a result of the closing of the merger transaction on May 10, 2006.

(3) - The three and six months ended June 30, 2006, include $2,536,000 of net capitalized debt issuance costs related to our previous credit facility which were recognized as interest expense as a result of the closing of the merger transaction on May 10, 2006.


Other Data:
 EBITDA (4)          $   15,144  $    25,096  $   39,135  $    48,744
 Adjusted EBITDA (4) $   28,685  $    25,592  $   54,134  $    49,321


                            iPayment, Inc.
                         Financial Highlights
                             (continued)

(4) EBITDA is defined as net income (loss) before (i) depreciation and amortization, (ii) interest expense, and (iii) provision for income taxes (benefit). Adjusted EBITDA excludes certain additional items. We consider EBITDA and adjusted EBITDA to be important indicators of the performance of our business. We have included these non-GAAP financial measures because they provide management with important information for assessing our performance and as indicators of our ability to service or incur indebtedness, make capital expenditures and finance working capital requirements. EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Other companies in our industry may calculate EBITDA and adjusted EBITDA differently than we do and EBITDA and adjusted EBITDA may not be comparable with similarly titled measures reported by other companies. The reconciliation of net income (loss) under GAAP to EBITDA and adjusted EBITDA is as follows (dollars in thousands):

                       Three months ended        Six months ended
                            June 30,                 June 30,
                   ------------------------- -------------------------
                       2006         2005         2006         2005
                   ------------ ------------ ------------ ------------
                    (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
Net Income         $    (5,809) $     7,729  $     1,812  $    14,601
Interest expense,
 net                    11,982        2,281       13,831        4,578
Income tax
 provision                (983)       4,900        3,835        9,293
Depreciation and
 amortization            9,954       10,186       19,657       20,272
                   ------------ ------------ ------------ ------------
  EBITDA                15,144       25,096       39,135       48,744
Stock-based
 compensation (a)        7,140            -        7,719            -
Other expense (b)        6,401          496        7,280          577
                   ------------ ------------ ------------ ------------
  Adjusted EBITDA  $    28,685  $    25,592  $    54,134  $    49,321
                   ============ ============ ============ ============


(a) Represents compensation expense related to stock options granted to employees recognized due to the adoption of FAS 123R on January 1, 2006. and compensation expense related to the accelerated vesting of stock options and restricted stock recognized as a result of the closing of the merger transaction on May 10, 2006.

(b) Represents certain expenses of the Company primarily related to the merger transaction which closed on May 10, 2006.


                           iPayment, Inc.
                        Financial Highlights
                            (continued)

Combined Statements of Cash Flows
                                                 Six months ended
                                                     June 30,
                                             -------------------------
                                                 2006         2005
                                             ------------ ------------
                                             Combined (1)  Predecessor
Cash flows from operating activities:         (Unaudited)  (Unaudited)
 Net income                                  $     1,812  $    14,601
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                  19,657       20,272
   Stock-based compensation                        7,719            -
   Noncash interest expense                        3,007          495
   Changes in assets and liabilities:
     Accounts receivable                           1,940       (3,399)
     Prepaid expenses and other current
      assets                                        (391)      (2,668)
     Other assets                                  2,136       (4,368)
     Accounts payable and income taxes
      payable                                     (1,832)       5,718
     Accrued liabilities and other                 2,238        3,632
                                             ------------ ------------
Net cash provided by operating activities         36,286       34,283
                                             ------------ ------------

Cash flows from investing activities:
 Changes in restricted cash                        1,996          770
 Expenditures for property and equipment          (1,077)        (810)
 Acquisitions of businesses, portfolios and
  other intangibles                                 (811)     (18,712)
 Payments related to businesses previously
  acquired                                       (14,500)           -
                                             ------------ ------------
 Net cash used in investing activities           (14,392)     (18,752)
                                             ------------ ------------

Cash flows from financing activities:
 Net repayments on line of credit                (92,500)     (16,000)
 Proceeds received in exchange for ownership
  interest in Successor company                    3,378            -
 Repayments of debt and capital lease
  obligations                                     (1,331)           -
 Proceeds from issuance of debt                  701,045            -
 Cash paid to acquire common stock              (633,702)           -
 Proceeds from issuance of common stock              382        1,930
                                             ------------ ------------
 Net cash used in financing activities           (22,728)     (14,070)
                                             ------------ ------------

Net (decrease) increase in cash                     (834)       1,461
Cash and cash equivalents at beginning of
 period                                            1,023          888
                                             ------------ ------------

Cash and cash equivalents at end of period   $       189  $     2,349
                                             ============ ============


(1) - Predecessor and Successor results are presented on a combined basis in this table for the six months ended June 30, 2006. The combined results are non-GAAP financial measures and should not be used in isolation or substitution of the Predecessor and Successor results. See separate Predecessor and Successor cash flow information on page 6 of this release.

    CONTACT: iPayment, Inc., Nashville
             Clay Whitson, 615-665-1858, Ext. 115